FOURTH DRAFT   2/5/93

                                                                     EXHIBIT 3.2


                                     BY-LAWS
                                       OF
                               GLEN BURNIE BANCORP

                                    ARTICLE I
                                     OFFICES

           The principal office of the corporation shall be at 101 Crain Highway, SE, Glen Burnie, Anne Arundel County, State of Maryland. The corporation may also have offices at such other places within the State of Maryland as the Board of Directors may from time to time determine or the business of the corporation may require, provided permission is obtained from applicable regulators.

                                   ARTICLE II
                                  STOCKHOLDERS

           1.     Place of Meetings

                     Meetings of stockholders shall be held at the principal office of the corporation or at such place within the State of Maryland as the Board of Directors shall authorize.

           2.     Annual Meeting

                     The Annual Meeting of the Stockholders shall be held on the second Thursday of March at 2:00 p.m. in each year if not a legal holiday, and, if a legal holiday, then on the next business day following at the same hour, when the stockholders shall elect a board and transact such other business as may properly come before the meeting. In the event of extremely inclement weather, an act of God, or other emergency situations, the meeting may be postponed from day to day until said situation is alleviated.

           3.     Special Meetings

                     A special meeting of the stockholders may be called at any time by the Chairman of the Board of Directors, the President, a majority of the Board of Directors then serving or at the request in writing by.stockholders entitled to cast at least twenty five percent (25%) of all the votes entitled to be cast at the meeting. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice. Notice of special meetings shall be given by the Secretary not less than ten (10) nor more then ninety (90) days before the date of such meeting in writing to each stockholder entitled to vote at the meeting.

           4.     Fixing Record Date

                     For the purpose of making any proper determination with respect to stockholders including which stockholders are entitled to: a) notice of a meeting; b) vote at a meeting; c) receipt of a dividend; d) be alloted other rights, the stock transfer books of the corporation may be closed for a period-not to exceed twenty (20) days. The record date shall not be more than ninety (90) days before the date on which the action requiring the determination will be taken or less than ten (10) days before the date of the meeting. The Board of Directors may choose the record date, however if no record date is fixed, it shall be determined in accordance with the provisions of the Corporations & Associations Article of the Annotated Code of Maryland as it may be amended from time to time.

           5.     Notice of Meeting of Stockholders

                     Written notice of each meeting of stockholders shall state the purpose of purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, 'shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each stockholder entitled to vote at such meeting, not less than ten (10) nor more than thirty (30) days before the date of the meeting. If action is proposed to be taken that might entitle stockholders to payment for their shares, the notice shall include a statement of that purpose and to that effect. If mailed,'the notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at the stockholder's address as it appears on the record of stockholders, or, if the stockholder has filed.with the Secretary a written request that any notices be mailed to some other address, then directed to such other address.

           6.     Waivers

                     Notice of any meeting need not be given to any stockholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by the stockholder.

           7.     Quorum of Stockholders

                     Unless the Articles of Incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of stockholders for the transaction of any business.

                     When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders.

                     The stockholders present may adjourn the meeting despite the absence of a quorum.

           8.     Proxies

                     Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for that stockholder by proxy.

                     Every proxy must be signed by the stockholder or the stockholder's attorney-in-fact. Proxies shall not be valid after the meeting for which they are granted or continuation thereof and the purposes therein contained. Every proxy shall be revocable at the pleasure of the stockholder executing it, except .,as otherwise provided by law.

           9.     Qualification of Voters

                     Every stockholder of record shall be entitled at every meeting of stockholders to one (1) vote for every share standing in that stockholders name on the record of stockholders.

           10.    Vote of Stockholders

                     Except as otherwise required by statute or by the Articles of Incorporation:

                     a) Directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election;

                     b) The affirmative vote of the holders of not less than 80% of the outstanding shares of stock of the corporation entitled to vote shall be required for the approval or authorization with respect to the following:

                             1)  The amendment of Articles of Incorporation.

                             2)  The consolidation of the corporation with
one or more corporations to form a new consolidated corporation.

                             3)  The merger of the corporation with another
corporation or the merger of one or more corporations into the corporation.

                              4)  The sale, lease, exchange or other transfer
of all, or substantially all, of the property and assets of the corporation, including its goodwill.

                              5)  The participation of the corporation in a
share-exchange (as defined in the Corporations & Associations

Article of the Annotated Code of Maryland) the stock of which is to be acquired.

                              6)  The voluntary liquidation, dissolution or
winding up of the corporation.

                      c) All other corporate action shall be authorized by a majority of the votes cast.

           11.    Written Consent of Stockholders.

                     Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lessor number of holders as may be provided for in the Articles of Incorporation.

                                   ARTICLE III
                                    DIRECTORS

           1.     Board of Directors

                     Subject to any provision-in the Articles of Incorporation, the business of the corporation shall be managed by its Board of Directors, each of whom shall be a citizen of the United States and the State of Maryland and be at least the age of majority-and be stockholders with sufficient shares to qualify under the provisions Section 3-403 of the Financial Institutions Article of the Annotated Code of Maryland as it may be amended from time to time.

                     Former Directors may be elected by the Board of Directors to an honorary position of Director Emeritus, however such Directors will not have a vote and will not be required to attend regular Board of Directors meetings. The Directors Emeritus will receive such compensation as the Board of Directors may determine.

           2.     Number of Directors

                     The property, business and affairs of this corporation shall be managed by a Board of not less than nine (9) Directors, nor more than sixteen (16), who shall hold office for one (1) year or until their successors are elected and qualify. However, two (2) of the directorships may be left vacant to be filled at the discretion of the Board of Directors. Directors appointed under this provision shall hold office until the next Annual Meeting where they will be subject to election by the stockholders for another term, if the stockholders wish to fill all directorships. The number of directors to serve each year shall be determined at the Annual Meeting of the Stockholders of the corporation.

           3.     Election and Term of Directors

                     At each Annual Meeting of Stockholders, the stockholders shall elect Directors to hold office until the next Annual Meeting. Each Director shall hold office until the expiration of the term for which he or she is elected and until his or her successor has been elected and qualified or until his or her prior resignation or removal.

           4.     Vacancies

                     Any vacancy on the Board of Directors may be filled by the Board of Directors. A Director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his or her predecessor.

           5.     Removal of Directors

                     The stockholders may remove the entire Board of Directors or any individual Director from office by an affirmative vote of eighty.percent (80%) of all votes entitled to be cast at an election of Directors. In case the Board or any one or more Directors be so removed, new Directors may be elected at the same meeting.

           The Board of Directors may remove a Director for cause or physical disability of long duration by a vote of eighty percent (80%) of the members then serving on the Board of Directors.

           6.     Resignation

                     A Director may resign at any time by giving written notice to the Board, the President, the Treasurer or Secretary of the corporation. Unless-otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer and the acceptance of the resignation shall not be necessary to make it effective.

           7.     Quorum of Directors

                     At all meetings of the Board of Directors, a majority of the Directors serving shall be necessary and sufficient to constitute a quorum for the transaction of business, and every act of the majority of the Directors present at a meeting at which a quorum is present, shall be regarded as the act of the Board of Directors, unless a greater number is required by law or under the provisions of these By-Laws. In absence of a quorum, a majority of the Directors present may adjourn from day to day until the time fixed for the next regular meeting of the Board of Directors or until a quorum shall attend.

           8.     Action of the Board of Directors

                     Unless otherwise required by law, the vote of a majority of the Directors present at-the time of the vote, if a quorum is present at such time, shall be the act of the.Board of Directors. Each Director present shall have one vote regardless of the number of shares that Director may hold.

           9.     Place and Time of Board Meetings

                     The Board of Directors may hold its meetings at the office of the corporation or at such other place, within the State of Maryland, as it may from time to time determine.

           10.    Regular Annual Meeting

                     A regular Annual Meeting of-the Board of Directors shall be held immediately following the Annual Meeting of the Stockholders at the place of such Annual Meeting of Stockholders.

           11.    Notice of Meetings of the Board, Adjournment

                     Regular meetings of the Board of Directors may be held without written notice at such time and place as it shall from time to time determine. Special meetings of the Board of

Directors shall be held upon notice to the Directors and may be called by the President upon three (3) days notice to each Director either personally or by mail, or by wire. Special meetings shall be called by the President or by the Secretary, and/or the Treasurer in a like manner on written request of two (2) Directors. Notice of a meeting need not be given to any Director who submits a waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice.

           12.    Chairman

                     The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and the stockholders of the corporation. The Chairman shall be an ex officio member of all standing committees. The Chairman's main duties shall consist of relations between the Board of Directors and the Officers and the Board of Directors and the stockholders.: Also, the Chairman may exercise such other and further authority as the Board of Directors may, from time to time, delegate to the Chairman.

           13.    Compensation

                     The Board of Directors shall provide for compensation to be paid to Directors, Committee members and the Secretary attending meetings of the Board and any Committees.

                                   ARTICLE IV
                                    OFFICERS

           1.     Offices, Election, Term,

                     The officers of the corporation shall consist of:
President (who may also be Chairman of the Board of Directors), Vice Presidents, Secretary and Treasurer. All of said officers shall be elected by the Board of Directors. New Officer positions may be created and filled by the Board of Directors at any regular or special Board meeting.

           2.     President

                     The President shall be the Chief Executive Officer of the corporation. The President shall carry into.effect all legal directions of the Executive Committee and the Board of Directors and shall at all times exercise general supervision over the interests, affairs, and operations of the corporation and perform all duties with reference thereto or incident t o office of President. Also, the President may perform such duties as the Board of Directors may designate from time to time. The President shall be an ex officio member of all standing Committees.

           3.     Vice President

                     During the absence or disability of the President, the Vice President shall have all the duties and powers and functions of the President.

                     The Vice President shall perform such duties as may be prescribed by the Board of Directors from time to time.

           4.     Assistant Vice President

                     The Board of Directors may appoint an Assistant Vice President or more than one Assistant Vice President. Each Assistant Vice President shall have power to perform all duties of the Vice President in the absence or disability of the Vice President and shall have such other powers and shall perform such other duties as may be assigned by the Board of Directors or the President.

           5.     Treasurer

                     The Treasurer shall have custody of all the funds and securities of the corporation, and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. The Treasurer shall deposit all monies and other valuables in the name and to the credit of the corporation in such depository or depositories as may be designated by the Board of Directors.

                     The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall render to the President and the Broad of Directors, whenever either of them so request, an account of all transactions as Treasurer and of the financial condition of the corporation.

The Treasurer shall perform all the duties generally incident to the office of Treasurer, subject to the control of the Board of Directors and the President.

                     During the absence or disability of the Treasurer, the Board of Directors may select an Acting Treasurer to serve, who shall have all the powers and functions of the Treasurer. The Acting Treasurer would serve until, in the judgment of the Board of Directors, the Treasurer could return to duty.

         6.       Secretary

                     The Secretary shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors' or the President and attest the same. In general, the Secretary shall perform all duties generally incident to the office of Secretary, subject to the control of the Board of Directors and the President.

                     During the absence or disability of the Secretary, the Board of Directors may elect an Acting Secretary to serve, who shall have all the powers and duties of the Secretary. The Acting Secretary will serve until, in the judgment of the Board of Directors, the Secretary could return to duty.

         7.       Counsel

                     The Board of Directors shall have the power to appoint a Counsel. The Counsel of this corporation shall have such powers and perform such duties as the Board of Directors shall prescribe.

                                    ARTICLE V
                             CERTIFICATES FOR SHARES

         1.       Certificates

                     The shares of the corporation shall-be represented by certificates unless represented by book entries (Statement of Account). They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder's name and the number of shares and shall be signed by the officers designated in these By-Laws, and shall bear the corporate seal. The President and Secretary, shall sign all certificates of stock and shall have power to make any and all transfers of the stock of this corporation which may be authorized. In the absence of the President the Vice President shall perform the duties and in the absence of the Secretary the Assistant Secretary shall perform these duties in reference to said certificates.

         2.       Lost or Destroyed Certificates

                     The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by corporation alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

         3.       Transfer of Shares

                     a. Upon surrender to the corporation or the transfer agent of the corporation.of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person or persons entitled thereto, and cancel the old certificate. Every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office. No,transfer shall be-made within twenty
(20) days next preceding the Annual Meeting of the Stockholders.

                     b. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Maryland.

         4.       Transfer Books

                     The Board of Directors may prescribe a period hot exceeding twenty (20) days prior to any-meeting of the stockholders, during which time no transfer of stock on the books of the corporation may be made.


                                   ARTICLE VI
                                    DIVIDENDS

           The Board of Directors, at their discretion, may, when the surplus profits justify, declare dividends (or distribution of surplus profits) to the holders of shares of capital stock.


                                   ARTICLE VII
                       INVESTMENTS, LOANS AND EXPENDITURES

          The funds of this corporation may be invested, loaned or expended in such manner and oft such terms as the Board of Directors or Executive Committee may determine, subject to applicable State and Federal laws and regulations.

                     To acquire, hold, own, sell, assign, exchange, transfer or otherwise dispose of or deal in and with any of the shares of capital stock and other securities and interest issued or created by any banking institution or association organized under the laws of the United States of America, any state, other political subdivision,or any foreign government, or any other firm or corporation to the extent Permitted by applicable laws or regulations.

                                  ARTICLE VIII
                                 CORPORATE SEAL

           The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words "Corporate Seal - Maryland." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved, or printed.


                                   ARTICLE IX
                            EXECUTION OF INSTRUMENTS

          All corporate instruments and document, except stock certificates, shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board of Directors may from time to time designate.


                                    ARTICLE X
                                   FISCAL YEAR

          The fiscal year shall begin the first day of January in each year and end on the following 31st day of December in each year.

                                   ARTICLE XI
                   REFERENCES TO CERTIFICATE OF INCORPORATION
                                       AND
                            ARTICLES OF INCORPORATION

           Reference to the Certificate of Incorporation and the Articles of Incorporation in these By-Laws shall include all amendments thereto or changes thereof unless specifically exempted.

                                   ARTICLE XII
                                 BY-LAW CHANGES

           1.     Amendment, Reveal, Adoption, Election of Directors

                      Except as otherwise provided in the Articles of Incorporation, the By-Laws may be amended by the stockholders of the corporation by an affirmative vote of eighty (80%) of all the votes entitled to be cast on the matter. The By-Laws may be amended or repealed at any Special Meeting called for that purpose or at any regular Annual Meeting, provided however that notice, as required, is given to all stockholders entitled to said notice.

                                  ARTICLE XIII
                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

           As used in this Article XIII, any word or words defined in Section 2-418 of the Corporations & Associations Article,of the Annotated Code of Maryland, as amended from time to time, (the

Indemnification Section) shall have the same meaning as provided in the Indemnification Section.

           The corporation may indemnify and advance expenses to a Director, officer, employee, Committee member of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.


                                   ARTICLE XIV
                      PUBLICATION OF NOTICE TO STOCKHOLDERS

           Notice of the time, place and purpose of such meeting shall be given by publication in at least one (1) newspaper published. in Anne Arundel County, Maryland, not less than ten (10) days prior to the meeting, in which said notice shall set forth the time and place of said meeting and also the fact that the meeting is an Annual Meeting and that the annual election of directors will then be held.


                                   ARTICLE XV
                         ANNUAL REPORT OF THE PRESIDENT

        At every Annual Meeting of the Stockholders, the President shall submit full reports of the financial condition of the corporation and the results of its operations during the preceding year.

                                   ARTICLE XVI
                             INSPECTORS OF ELECTION

           At the meeting, the Chairman of the meeting shall appoint two (2) or more persons to act as inspectors of election. However, the failure to appoint such inspectors shall not in any way affect the validity of the election or other proceedings, taken at the meeting.